SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            Date of report (Date of earliest reported): July 3, 2003

                         Global Business Resources, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

        333-67990                                        65-1048794
 (Commission File Number)                     (IRS Employer Identification No.)

             One Boca Place, Suite 112 E, Boca Raton, Florida 33431
               (Address of Principal Executive Offices) (Zip Code)

                                  (561)981-8210
              (Registrant's Telephone Number, Including Area Code)

          9600 W. Sample Road, Suite 505, Coral Springs, Florida 33065 (Former Name or Former Address, if Changed Since Last Report)


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INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant

On July 3, 2003, pursuant to an agreement, Global Business Resources, Inc. and International Equities and Finance, LLC,, the parties mutually agreed to terminate and deem null and void the Stock Purchase Agreement, Amendment to the Stock Purchase Agreement and Agreement for the Exchange of Common Stock between the parties. Such termination was due to the failure of International Equities and Finance, LLC to meet all of the conditions for closing set forth in the Stock Purchase Agreement.

Pursuant to such Agreement, the principal shareholder of Global Business Resources, Inc. agreed to return the $150,000 received for his shares of Global Business and all shares held in escrow were returned to the Global Business Resources, Inc. shareholder. In addition, the shares held in escrow pursuant to the Agreement for Exchange of Common Stock were returned to the company treasury. Pursuant to the Agreement, Mr. Peter Goldstein will remain as the President, Chief Executive, Chief Financial Officer and sole member of the Board of Directors of the Company.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

None.

(b) Pro forma financial information

None.

(c) Exhibits

Number   Exhibit

2.1               Agreement



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                      GLOBAL BUSINESS RESOURCES, INC


                      By:/s/ Peter Goldstein
                      ------------------------------------------
                             PETER GOLDSTEIN
                             President, Chief Executive Officer,
                             Chief Financial Officer and
                             Secretary

July 3, 2003